EXHIBIT 10.1
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                              RESIGNATION AGREEMENT

This Resignation Agreement (the "Agreement") dated August 26, 2005 between iVoice Technology, Inc., a New Jersey corporation, with offices at 750 Highway 34, Matawan, NJ 07747 (the "Company") and Arie Seidler, an individual with offices at 750 Highway 34, Matawan, NJ 07747 (the "Employee")



                               W I T N E S S E T H

WHEREAS, the Employee wishes to terminate his employment relationship and the Company agrees to accept his resignation; and

WHEREAS, the Employee wishes his resignation to be effective immediately; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration equal to the sum of Ten Dollars ($10), the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Company and Employee acknowledge that on August 23, 2005 (the "Date of Resignation"), the Employee verbally provided the Company with his verbal notification of his resignation as an employee, President and Chief Executive Officer of the Company (the "Resignation"). This Agreement confirms this Resignation.

2. Effective as of the Date of Resignation, the Company and the Employee mutually agree to terminate the employment of the Employee with all rights and obligations of both parties terminating on the Date of Resignation, except as provided in this Agreement. The Company shall pay the Employee all wages earned through the Date of Resignation.

4. The Employee agrees that he is not due any accrued vacation, sick or personal days. From the date hereof, the Employee is not eligible for any personal, sick and/or vacation days.

5. The Company and the Employee both agree not to make any disparaging statements concerning each other including, the Company or any of its officers, directors, employees or any of the Company's affiliated companies or their officers, directors and employees.

6. The Employee agrees to return all property to the Company on the Date of Resignation, including, but not limited to any cellular telephones, computers, keys and any Company credit cards.

7. The Employee and the Company will not at any time testify or give evidence in any forum concerning the Company, unless the Employee is: (i) required by law to do so, or (ii) requested to do so in writing by an authorized official of the Company.

8. Effective as of the date hereof, the Employee, Arie Seidler, individually, for himself, ( the "Employee Releasor"), does hereby release, acquit, and forever discharge iVoice Technology, Inc. and any parent, subsidiary or affiliate corporation, partnership, limited liability company, proprietorship, trust, any Affiliate or other form of business entity related directly or indirectly to the foregoing, and each of their respective heirs, administrators, executors, beneficiaries, legatees, devisees, trusts, trustees, insurers, attorneys, experts, consultants, partners, joint venturers, members, officers, directors, shareholders, employees, contractors, alter egos, agents, representatives, predecessors, successors and assigns (collectively the "Company Releasees") of and from any and all claims, actions, causes of action, judgments, awards, costs, expenses, attorneys' fees, debts, obligations, promises, representations, warranties, demands, acts, omissions, rights and liabilities, of any kind and nature whatsoever, including but not limited to those at law, in equity, in tort, in contract, whether or not asserted to date, and whether known or unknown, suspected or unsuspected, which have arisen, are arising, or may in the future arise, directly or indirectly, from, or any other matter or transaction of any kind or nature undertaken thereunder from the beginning of time until the date hereof (the matters referred to above being hereinafter referred to as the "Employee Released Claims"); PROVIDED, HOWEVER, that nothing in this Release shall release Company Releasees from any of its obligations under this Resignation Agreement.

9. Effective as of the date hereof, iVoice Technology, Inc., for itself (the "Company Releasor"), does hereby release, acquit, and forever discharge the Employee, Arie Seidler, individually and each of his respective heirs, administrators, executors, beneficiaries, legatees, devisees, trusts, trustees, insurers, attorneys, experts, consultants, partners, joint venturers, members, officers, directors, shareholders, employees, contractors, alter egos, agents, representatives, predecessors, successors and assigns (the "Employee Releasees") of and from any and all claims, actions, causes of action, judgments, awards, costs, expenses, attorneys' fees, debts, obligations, promises, representations, warranties, demands, acts, omissions, rights and liabilities, of any kind and nature whatsoever, including but not limited to those at law, in equity, in tort, in contract, whether or not asserted to date, and whether known or unknown, suspected or unsuspected, which have arisen, are arising, or may in the future arise, directly or indirectly, from, or any other matter or transaction of any kind or nature undertaken thereunder from the beginning of time until the date hereof (the matters referred to above being hereinafter referred to as the "Company Released Claims"); PROVIDED, HOWEVER, that nothing in this Release shall release Employee Releasees from any of its obligations under this Resignation Agreement.

     IVOICE TECHNOLOGY, INC.                ARIE SEIDLER


     By: _________________________          By: _________________________


     Name: _______________________          Date: _______________________


     Title: ______________________


     Date: _______________________